Exhibit 10.3

AMENDMENT NO. 6 TO LEASE

THIS AMENDMENT NO. 6 TO LEASE dated as of April 8, 2026 (this “Sixth Amendment”), is entered into by and between SANTA CLARA PHASE III EFH, LLC, a Delaware limited liability company (“Landlord”), and PALO ALTO NETWORKS, INC., a Delaware corporation (“Tenant”), with reference to the following:

RECITALS

A. WHEREAS, Santa Clara Campus Property Owner I LLC, a Delaware limited liability company and Landlord’s predecessor in interest under the Lease (“Original Landlord”), and Tenant entered into that certain Lease dated as of May 28, 2015 (the “Original Lease”), as amended by (a) that certain Amendment No. 1 to Lease dated as of November 9, 2015 (the “First Amendment”), by and between Original Landlord and Tenant, (b) that certain Amendment No. 2 to Lease dated as of September 16, 2016 (the “Second Amendment”), by and between Original Landlord and Tenant, (c) that certain Amendment No. 3 to Lease dated as of November 16, 2016 (the “Third Amendment”), by and between Original Landlord and Tenant, (d) that certain Amendment No. 4 to Lease dated as of June 22, 2017 (the “Fourth Amendment”), by and between Santa Clara EFH LLC, a Delaware limited liability company and Landlord’s predecessor in interest under the Lease (“First Successor Landlord”), and Tenant, and (e) that certain Amendment No. 5 to Lease dated as of September 29, 2017 (the “Fifth Amendment” and, together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, collectively, the “Lease”), by and between Landlord and Tenant, for the lease of certain premises (the “Leased Premises”) consisting of approximately 340,923 rentable square feet as follows: (i) 310,438 rentable square feet in that certain building with an address of 3100 Tannery Way, Santa Clara, California, 95054, commonly known and identified as Building F (“Building F”), and (ii) 30,485 rentable square feet in that certain building with an address of 3130 Tannery Way, Santa Clara, California, 95054, commonly known and identified as Building H (“Building H” and, together with Building F, collectively, the “Buildings”), all as more particularly described in the Lease. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. Unless the context clearly indicates otherwise, all references to the “Lease” in the Lease and in this Sixth Amendment shall hereinafter be deemed to refer to the Lease, as amended hereby.

B. WHEREAS, Landlord and Tenant desire by this Sixth Amendment to amend the Lease in order to (a) extend the Lease Term, (b) provide for a revised Base Monthly Rent, (c) provide for the construction of the “Tenant Improvements”, as defined in that certain work letter (the “Work Letter”) attached hereto and incorporated herein as Exhibit A, and (d) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT

1. Extension of Lease Term; Options to Extend.

(a) Extension of Lease Term. Landlord and Tenant acknowledge that the Lease Term is scheduled to expire on July 31, 2028. Notwithstanding anything to the contrary contained in the Lease, the Lease Term is hereby extended for a period of one hundred forty-four (144) months (the “Extension Term”), commencing on August 1, 2028 (the “Extension Term Commencement Date”) and ending on July 31, 2040, unless sooner terminated in accordance with the terms of the Lease. Unless otherwise hereafter expressly agreed in writing by Landlord and Tenant in their sole and absolute discretion, except to the extent provided in Section 15 of the Original Lease (as modified by Section 1(b) below), Tenant shall have no right or option to extend or otherwise renew the Lease Term beyond the Extension Term. In addition, unless the context clearly indicates otherwise, (i) any reference in the Lease to the “Lease Term” or words of similar import shall mean the Lease Term together with the Extension Term (and, if successfully exercised under Section 15 of the Original Lease as modified by Section 1(b) below, the First Extension Period and/or the Second Extension Period), and (ii) any reference in the Lease to the “Lease Expiration Date” or words of similar import shall mean July 31, 2040 (or, if successfully exercised under Section 15 of the Original Lease as modified by Section 1(b) below, the last day of the First Extension Period and/or the Second Extension Period, as may be applicable).

(b) Options to Extend. The terms of Section 15 of the Original Lease shall continue to apply in full force and effect and shall be deemed incorporated into this Sixth Amendment for such purposes, except that, notwithstanding anything to the contrary contained in such Section, (i) there shall be no Third Extension Period, and all references in such Section to the Third Extension Period shall be deemed deleted and of no force or effect as if such Section were written to only apply to the First Extension Period and/or the Second Extension Period, as applicable, (ii) all references in such Section to the initial “Lease Term” or words of similar import shall, unless the context clearly indicates otherwise, instead be deemed to mean and refer to the Extension Term, and (iii) all references in such Section to “this Lease” shall, unless the context clearly indicates otherwise, instead be deemed to mean and refer to the Lease as modified by this Sixth Amendment. For the avoidance of doubt, the parties specifically agree that (A) if the First Extension Period is successfully exercised, it shall commence on August 1, 2040 and, unless sooner terminated in accordance with the terms of the Lease, end on July 31, 2046, and (B) if the Second Extension Period is successfully exercised, it shall commence on August 1, 2046 and, unless sooner terminated in accordance with the terms of the Lease, end on July 31, 2052.

2. Base Monthly Rent. Notwithstanding anything to the contrary contained in the Lease, and in addition to all other amounts due and payable by Tenant in connection with the Lease to be paid in the manner specified therein, including, without limitation, any applicable Property Operating Expenses, and amounts due (if any) in connection with Tenant’s indemnification, insurance, maintenance, repair, utilities, and services obligations, Tenant shall, beginning on the Extension Term Commencement Date, pay in the manner specified in the Lease, Base Monthly Rent as follows:

Dates	Base Monthly Rent	Annually
8/1/28 – 7/31/29	$1,278,461.25	$15,341,535.00
8/1/29 – 7/31/30	$1,304,030.48	$15,648,365.76
8/1/30 – 7/31/31	$1,330,111.09	$15,961,333.08
8/1/31 – 7/31/32	$1,356,713.31	$16,280,559.72
8/1/32 – 7/31/33	$1,383,847.58	$16,606,170.96
8/1/33 – 7/31/34	$1,411,524.53	$16,938,294.36
8/1/34 – 7/31/35	$1,439,755.02	$17,277,060.24
8/1/35 – 7/31/36	$1,468,550.12	$17,622,601.44
8/1/36 – 7/31/37	$1,497,921.12	$17,975,053.44
8/1/37 – 7/31/38	$1,527,879.54	$18,334,554.48
8/1/38 – 7/31/39	$1,558,437.13	$18,701,245.56
8/1/39 – 7/31/40	$1,589,605.87	$19,075,270.44

Notwithstanding anything to the contrary contained in this Sixth Amendment, but subject to the terms of this paragraph, Base Monthly Rent shall be abated during the first twelve (12) months of the Extension Term (i.e., from August 1, 2028 – July 31, 2029) (collectively, the “Base Monthly Rent Abatement”). Tenant shall pay all other amounts due in connection with the Lease during such months of Base Monthly Rent Abatement, including, without limitation, any applicable Property Operating Expenses, and amounts due (if any) in connection with Tenant’s indemnification, insurance, maintenance, repair, utilities, and services obligations.

3. Right of First Offer to Purchase. Section 16.4 of the Original Lease, as modified by Section 5 of the First Amendment, shall be deemed reinstated and in full force and effect in accordance with, and subject to, the terms therein (including, without limitation, with respect to any condition required for Tenant’s rights thereunder to apply and with respect to any termination of such rights as provided therein), except that, notwithstanding anything to the contrary contained in such Section 16.4, all references therein to Menlo Equities Development Company IX LLC and Beacon Santa Clara Campus Equity LLC shall be deemed deleted and replaced with the entity that comprises the Landlord named in this Sixth Amendment (the “Named Landlord”) or any other special purpose entity beneficially owned and controlled by Named Landlord or Named Landlord’s beneficial owner.

4. Certain Lease Terms Remaining in Effect. For the avoidance of doubt, the parties specifically acknowledge and agree that the following specific terms of the Lease shall remain in full force and effect without modification by this Sixth Amendment except to the extent expressly provided otherwise herein:

(a) the terms of the Lease regarding parking;

(b) the terms of the Lease regarding signage;

(c) the terms of the Lease regarding Tenant’s payment of any applicable Property Operating Expenses;

(d) the terms of the Lease regarding any SNDA (as defined in Section 13.3 of the Original Lease); provided, that, Landlord represents and warrants that there are no ground leases, mortgages, or deeds of trust which affect the Property as of the date hereof;

(e) the terms of the Lease regarding Tenant’s Building Share and Tenant’s Project Share (the parties additionally acknowledge and agree that the rentable square footages and percentages already being used to calculate Tenant’s Building Share and Tenant’s Project Share as of the date of mutual execution of this Sixth Amendment shall be deemed conclusive and binding for all purposes under the Lease, including, without limitation, with respect to any and all Rent heretofore and hereafter payable by Tenant in connection therewith);

(f) the terms of the Lease regarding the Permitted Use;

(g) the terms of the Lease regarding Tenant’s removal obligations in connection with surrendering the Leased Premises at the expiration or earlier termination of the Lease; provided, that, notwithstanding anything to the contrary contained in the Lease, (i) Landlord may not require Tenant to remove any alterations or improvements existing in the Leased Premises as of the date hereof; (ii) Landlord may require Tenant to remove, at the expiration or earlier termination of the Lease and at Tenant’s sole cost and expense, any Tenant Improvements that are Non-Standard Improvements (subject to the terms of the Lease regarding removal of Non-Standard Improvements); and (iii) Landlord shall notify Tenant of any such removal obligation no later than the time Landlord issues approval, pursuant to the terms of the Work Letter, of the Tenant Improvement in question; and

(h) the terms of the Lease regarding assignment and subletting; provided, that, the second sentence in the last paragraph of Article 7 of the Original Lease (beginning with “No subtenant shall” and ending with “by any other party”) is hereby deleted.

5. Notices. Until such time as Landlord or Tenant delivers written notice to the other of any change to any such address, Landlord’s and Tenant’s addresses for any notice required or permitted to be given under the Lease (collectively, “Notices”) shall be as follows:

(a) Landlord’s Notice Address:

c/o CBRE Investment Management, LLC

200 Park Avenue, 20th Floor

New York, New York 10166

Attention: Tannery Way (Santa Clara) Portfolio Manager

with a copy to:

CBRE, Inc.

225 West Santa Clara Street, 12th Floor

San Jose, California 95113

Attention: Collette Brown

(b) Tenant’s Notice Address:

The Leased Premises

Attention: General Counsel

with a copy to:

The Leased Premises

Attention: Vice President, Places

6. Condition of Leased Premises. Without limitation as to Landlord’s maintenance and repair obligations under the Lease, Tenant acknowledges that (a) it is familiar with the condition of the Leased Premises, and (b) subject to construction of the Tenant Improvements and any payment of the “Tenant Improvement Allowance” (as defined in the Work Letter) in accordance with, and subject to, the terms of the Work Letter, Tenant accepts the Leased Premises in its “as-is, where-is and with all faults” condition without improvement or allowance.

7. Estoppels.

(a) Tenant’s Estoppel. Tenant hereby certifies and acknowledges to Landlord that, as of the date of mutual execution of this Sixth Amendment, to Tenant’s actual knowledge without duty of investigation or inquiry, (i) Landlord is not in default under the Lease; (ii) Tenant does not have any defenses to its obligations under the Lease; (iii) there are no offsets against any Rent; (iv) Landlord is not holding any security instrument (e.g., security deposit, letter of credit or guaranty) in connection with the Lease; and (v) Landlord has completed any improvements and paid any allowances required to be constructed or paid by Landlord in accordance with the terms of the Lease, subject to any payment of the Tenant Improvement Allowance in accordance with, and subject to, the terms of the Work Letter.

(b) Landlord’s Estoppel. Landlord hereby certifies and acknowledges to Tenant that, as of the date of mutual execution of this Sixth Amendment, to Landlord’s actual knowledge without duty of investigation or inquiry, (i) Tenant is not in default under the Lease; and (ii) Landlord does not have any defenses to its obligations under the Lease.

8. Brokers. Except with respect to CBRE, Inc. (representing Landlord) and Newmark (representing Tenant), the brokers involved in this Sixth Amendment (collectively, the “Brokers”), Landlord and Tenant each hereby represents and warrants to the other that such party making such representation and warranty has not entered into any agreement or had any dealings with any real estate broker, leasing agent, finder, or salesmen, other than the Brokers, that, in any such instance, might result in any obligation on the part of Landlord or Tenant to pay any brokerage commission, finder’s fee or other compensation with respect to this Sixth Amendment, and each agrees to protect, defend, indemnify and hold the other harmless from and against any and all actions, adjudications, awards, causes of action, claims, costs, damages, demands, expenses (including, without limitation, attorneys’ fees and costs and court costs), fees, fines, forfeitures, injuries, judgments, liabilities, liens, losses, obligations, orders, penalties, proceedings, stop notices and suits (collectively, “Claims”) in any way arising or resulting from or in connection with or related to any breach or inaccuracy of such representation and warranty made by such party. Any commission payable to the Brokers based on this Sixth Amendment shall be payable by Landlord in accordance with, and subject to, the terms of a separate agreement.

9. Landlord’s Exculpation; CBRE Investment Management as Signatory. This Sixth Amendment is being executed by CBRE Investment Management, LLC, a Delaware limited liability company (“CBRE Investment Management”), as manager for Landlord, and Landlord certifies to Tenant that CBRE Investment Management is properly and duly authorized to so bind Landlord. No present or future officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent of Landlord shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent under or in connection with the Lease or any other document or instrument heretofore or hereafter executed in connection with the Lease. Tenant hereby waives and releases any and all such personal liability and recourse; however, such waiver and release shall not restrict Tenant’s right to seek recourse against Landlord itself in accordance with, and subject to, the terms of the Lease. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by Law. Tenant further acknowledges that CBRE Investment Management has entered into this Sixth Amendment as manager to Landlord, and Tenant agrees that all persons dealing with CBRE Investment Management must look solely to Landlord for the enforcement of any Claims arising under the Lease (subject to the limitations upon Landlord’s liability set forth above and in the Lease), as neither CBRE Investment Management nor any of its affiliated entities (including, but not limited to, CBRE, Inc. and CBRE Services, Inc.) nor any of their respective officers, directors, agents, managers, trustees, employees, members, investment managers, partners or shareholders assume any personal, corporate, partnership, limited liability company, or other liability for any of the obligations entered into by CBRE Investment Management as manager for Landlord.

10. California Accessibility Disclosure. Pursuant to California Civil Code Section 1938(a), Landlord hereby discloses to Tenant that, as of the date of mutual execution of this Sixth Amendment, the Leased Premises and the Property have not undergone inspection by a Certified Access Specialist (“CASp”). As a result, Landlord hereby provides the following notice (the “CASp Notice”) to Tenant as required by California Civil Code Section 1938(e):

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

11. Miscellaneous. Landlord is the successor in interest to Original Landlord and First Successor Landlord under the Lease. Landlord and Tenant hereby ratify and confirm their respective rights and obligations under the Lease. Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof (for the avoidance of doubt, the parties specifically acknowledge and agree that Sections 16.1, 16.2, 16.3, 16.5, 16.6 and 16.8 of the Original Lease shall be deemed expired, deleted and of no force or effect). In the event of any conflict between the terms of the Lease and the terms of this Sixth Amendment, the terms of this Sixth Amendment shall control. The headings to sections of this Sixth Amendment are for convenient reference only and shall not be used in interpreting this Sixth Amendment. This Sixth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an electronically executed signature page hereof by electronic transmission (including, without limitation, via emailed .pdf or DocuSign) shall specifically be deemed as effective as delivery of a manually executed signature page hereof. At Tenant’s request, Landlord shall execute a First Amendment to Memorandum of Lease with respect to this Sixth Amendment in a form reasonably satisfactory to Landlord and Tenant, and shall cause the same to be recorded in the Official Records of Santa Clara County, California, which First Amendment to Memorandum of Lease shall be recorded against the entire Project and shall include the rights described in Section 3 of this Sixth Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Sixth Amendment as of the date first above written.

“LANDLORD”:

SANTA CLARA PHASE III EFH, LLC,
a Delaware limited liability company

By:	Santa Clara EFH LLC, a Delaware
limited liability company, its sole Member

	By:	Santa Clara EFH REIT LLC, a Delaware
limited liability company, its sole Member

		By:	Santa Clara Phase III REIT LLC, a Delaware
limited liability company, its Manager

			By:	Tannery Way Partners, LLC, a Delaware
limited liability company, its Manager

				By:	CBRE Investment Management, LLC, a Delaware
limited liability company, its Manager

					By:	/s/ Xi Huang
Authorized Signatory

“TENANT”:

PALO ALTO NETWORKS, INC.,
a Delaware corporation

By:	/s/ Nikesh Arora
Name:	Nikesh Arora
Its:	Chief Executive Officer